CONSULTING AGREEMENT

This Agreement is made effective as of June 13, 2006, by and between Freedom Financial Mortgage Corporation, of 421 East Cook Rd., ste 200, Fort Wayne, IN 46825, and Medallion Consultants, LLC, of 7086 So. Highland Drive, Salt Lake City, UT 84121.

In this Agreement, the party who is contracting to receive services shall be referred to as "Company", and the party who will be providing the services shall be referred to as "Consultant".

Consultant has a background in Mortgage Banking, Commercial Loan Brokering, Sub-Prime Lending, Hard-Money Lending, Distressed & Foreclosure Properties, Business Operations, Accounting, and Internal Company Re-Organization for Business Organization & Management and is willing to provide services based on this background.

Company desires to have services provided by Consultant.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on the date of this Agreement, Consultant will provide the following services (collectively, the "Services"):

A)	Assist Company's owner(s) to established Company as a Mortgage Banker with a Warehouse Line-of-Credit

•	Set-up internal banking functions, with Custom "Quality Control Program"

•	Train personnel to perform their "closing" & "funding" duties

•	Establish Company's Secondary Market Investor Relationships

•	Secure "Seller Contracts" for Company with these investors

B)	Assist Company to develop a "Sub-Prime" revenue center

•	Develop and establish internal "intake" process system

•	Develop and establish internal "underwriting" process system

•	Develop and establish internal "processing" system

•	Establish Company's Secondary Market Investor relationships with several Sub-Prime Investors

•	Secure "Seller Contracts'' for Company with these Investors

•	Train Company personnel to perform their duties

CONSULTING AGREEMENT (MB)	Initials	[SIGNATURE TO COME]
Copyright 2002; Medallion Consultants, LLC
(Revised January 20, 2006)

C)	Assist Company to develop a "Multi-Family Financing" revenue center

•	Develop and establish internal “intake” process system

•	Develop and establish internal "underwriting" process system

•	Develop and establish "processing” system, which may include outside contract processors

•	Establish investor relationships with multi-family property investors

•	Secure "Broker Agreements" for Company with these investors

•	Train personnel to perform their duties

D)	Assist Company to develop their Customized Business / Employee Management Documentation

•	Design and Develop a Customized Company "Employee Handbook"

•	Written Company Policies & Procedures

•	Including "Sexual Harassment" & "Family Medical Leave Act"

•	Written Annual / Semi-Annual "Employee Evaluations"

•	Management & Supervisors & Non-Supervisory Personnel

•	Written "Employee-Progressive-Discipline" Company Policy

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by Consultant shall be determined by Consultant. Company will rely on Consultant to work as many hours as may be reasonably necessary to fulfill Consultant's obligations under this Agreement.

In addition to above Services, Consultant will assist Company in developing, preparing, and submitting applications, providing information, and performing any other act reasonably requested by any financial institution, body or agency required to complete this process. Furthermore, Consultant will also act on Company's behalf to communicate and coordinate, by any and all means, with any individual, at any company or institution said documents are submitted, in order to facilitate the approval process. During the term of this agreement, Company will pay Consultant, as outlined below, regardless of who actually submits paperwork.

3. SERVICE FEE PAYMENTS. Company will pay a fee to Consultant for said Services in the amount(s) described herein. This fee shall be payable as follows: an initial payment of $5,000, paid as Consideration with this agreement, together with subsequent "BENCHMARK" payments as outlined below, which will only be paid upon completion of each specific Benchmark.

•	$2,000 Establish Warehouse Line of Credit

•	$1,500 Complete Seller's Contract with 3 conventional investors

•	$1,500 1st loan completed with any conventional investor

•	$1,500 Complete Seller's Contract with 3 Sub-Prime investors

•	$1,500 1st loan completed with any Sub-Prime investor

•	$1,500 Complete FHA Seller's Contract with 3 FHA investors

•	$1,500 1st loan completed with any FHA investor

CONSULTING AGREEMENT (MB)	Initials	[SIGNATURE TO COME]
Copyright 2002; Medallion Consultants, LLC
(Revised January 20, 2006)

"SELLER'S CONTRACT" is defined as; Company's written agreement with Secondary Market Investors willing to purchase closed & funded loans from Company; similar to broker contracts with Wholesale Investors, outlining broker's relationship with Lenders to accept brokered loans.

If any of the above "benchmarks" are not completed –
Company will not be required to pay Consultant for that service.

4. COMMISSION PAYMENTS. In addition to the fees outlined in the preceding paragraph, Company will also make commission payments to Consultant as outlined below, based upon individual loans closed / funded by Company.

• Conforming / Government Residential Loans $100.00 each.

For the purposes of this Agreement, for each conforming or government residential loan funded by the Company on its initial or subsequent warehouse line(s),
$ 100.00 shall be paid to Consultant - to a maximum of 300 loans.

• Sub-Prime Residential Loans $250.00 each.

For the purposes of this Agreement, for each Sub-Prime residential loan funded by the Company on its initial or subsequent warehouse line(s),
$250.00 shall be paid to Consultant - to a maximum of 200 loans

• Multi-Family Financing Loans $500.00 each.

For the purposes of this Agreement, for each Multi-Family housing loan closed by the Company, through any funding source,
$ 500.00 shall be paid to Consultant - to a maximum of 30 loans.

Commissions will be paid-out directly following the funding of all loans closed at title or the receipt of revenue on any transaction, as outlined below.

a. Payment Schedule. The commission payments shall be payable weekly, no later than two days after the end of each applicable week, during which any transactions were conducted. Consultant sends out invoices on a weekly basis.

b. Accounting. Company shall maintain records in sufficient detail for purposes of determining the amount of Company's loan production. Company shall provide to Consultant a written accounting that sets forth the manner in which loan production was calculated. While this agreement is open, Company shall also provide Consultant with a weekly closing/funding report, showing which loans have been closed each week, faxed to Consultant’s office by Tuesday at 12:00 PM (MST) of each week. Based upon Company's weekly reporting, Consultant will Invoice Company weekly.

c. Right to Inspect. Consultant, or Consultant's agent, shall have the right to inspect Company's records, including activity reports from Warehouse Line Facility and Document Preparation Company, for the limited purpose of verifying the number of transactions completed and the documentation for said loan transactions, subject to such restrictions as Company may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during reasonable business hours, as may be set by Company, assuring that Consultant & Company complies with any applicable state disclosure laws.

CONSULTING AGREEMENT (MB)	Initials	[SIGNATURE TO COME]
Copyright 2002; Medallion Consultants, LLC
(Revised January 20, 2006)

5. EXPENSE REIMBURSEMENT. Consultant shall be entitled to reimbursement from Company for the following "out-of-pocket" expenses: travel and/or transportation expenses, including lodging and meals, when required to travel outside the Salt Lake City metropolitan areas, printing, and any third-party consulting, professional or application fees.

Company shall only be required to reimburse Consultant for expenses, which have been given specific written pre-approval by Company.

6. SUPPORT SERVICES. If and when Consultant is working on-site, at Company's office(s), Company will provide the following support services for the benefit of Consultant: office/desk space, office supplies, support staff and/or secretarial support, as required.

7. NEW PROJECT APPROVAL. Consultant and Company recognize that Consultant's Services will include working on various projects for Company. Consultant shall obtain the approval of Company prior to the commencement of a new project.

8. TERM OF AGREEMENT. The term of this Agreement shall run for three years. However, this agreement will remain open beyond three years, if necessary, until all Commission Payments, as outlined in Paragraph 4 above, have been earned & paid to Consultant.

9. BEST EFFORTS OF CONSULTANT. Consultant agrees to perform faithfully, industriously, and to the best of Consultant's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Company. Such duties shall be provided at such place(s) as the needs, business, or opportunities of Company may require from time to time.

10. BEST EFFORTS OF COMPANY. Company agrees to perform faithfully, industriously, and to the best of Company's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Consultant. Such duties shall be provided at such place(s) as the needs, business, or opportunities of Consultant may require from time to time.

11. RELATIONSHIP OF PARTIES. It is understood by the parties that Consultant is an independent contractor with respect to Company, and not an employee of Company. Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of Consultant.

12. EMPLOYEES. Consultant's employees, if any, who perform services for Company under this Agreement, shall also be bound by the provisions of this Agreement.

13. INJURIES. Consultant acknowledges Consultant's obligation to obtain appropriate insurance coverage for the benefit of Consultant (and Consultant's employees, if any).

Consultant waives any rights to recovery from Company for any personal injuries that Consultant (and/or Consultant's employees) may sustain while performing services under this Agreement and that are a result of the negligence of Consultant or Consultant's employees.

CONSULTING AGREEMENT (MB)	Initials	[SIGNATURE TO COME]
Copyright 2002; Medallion Consultants, LLC
(Revised January 20, 2006)

14. INDEMNIFICATION. Consultant agrees to indemnify and hold harmless Company from all claims, losses, expenses, fees including attorney fees, costs, and judgments that may be asserted against Company that result from the acts or omissions of Consultant, Consultant's employees, if any, and Consultant's agents.

15. CONFIDENTIALITY. Company recognizes that Consultant has and will have the following information, concerning Company's operation:

- products	- prices	- costs	- discounts	- future plans

- business affairs	- process information	-trade secrets

- technical information	- customer lists

and other proprietary information (collectively, "Information”) which are valuable, special and unique assets of Company and need to be protected from improper disclosure.

In consideration for the disclosure of the Information, Consultant agrees that Consultant will not at any time or in any manner, either directly or indirectly, use any information for Consultant's own benefit, or divulge, disclose, or communicate in any manner any information to any third party without the prior written consent of Company.

Consultant will protect the information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement. With respect to Consultant's proprietary information, Company agrees to gives Consultant similar confidentiality.

16. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Consultant has disclosed (or has threatened to disclose) information in violation of this Agreement, Company shall be entitled to an injunction to restrain Consultant from disclosing, in whole or in part, such information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Company shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

17. CONFIDENTIALITY AFTER TERMINATION. The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

The intent of this provision is to prevent Company from disclosing Consultant's proprietary information to any individual or other company, while allowing Company to continue with their mortgage banking operation & investor relationships following the termination of this agreement.

18. COMPANY'S RIGHT TO COPY DOCUMENTS. All documentation sent to any third party by Consultant, on behalf of Company, pursuant to this agreement, will first be sent to Company for review, copying and signature(s). These documents will than be returned to Consultant for final review before being sent to said third parties.

Furthermore, Company will be provided copies of any applications or other documents sent to any party on Company's behalf by Consultant, which are not first reviewed by Company.

CONSULTING AGREEMENT (MB)	Initials	[SIGNATURE TO COME]
Copyright 2002; Medallion Consultants, LLC
(Revised January 20, 2006)

19. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

IF for Company:	IF for Consultant:
Freedom Financial Mortgage Corp.	Medallion Consultants, LLC.
c/o Robin W. Hunt	c/o Randall Farr, Managing Director
CFO/Vice - President	7086 S. Highland Drive, Ste. 250
421, E Cost Rd., Ste. 200	Salt Lake City, Utah 84121
Fort Wayne, 14 46825

Such address may be changed from time to time by either party, by providing written notice to the other in the manner set forth above.

20. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between parties.

21. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

22. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

23. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

24. COMPANY'S PERFORMANCE COMMITMENTS. In addition to Company's "Best Efforts" to perform, as outlined in Paragraph 10, Company commits to the following:

A) Company will complete and return Initial "Consulting / Mortgage Warehouse Line Application" on or before June 20th 2006.

B) Company's principal contact person (Robin Hunt & Brian Kistler) commits to allocate a minimum of two (2) hours per week of uninterrupted time to work with Consultants in designing & developing Company's consulting program.

CONSULTING AGREEMENT (MB)	Initials	[SIGNATURE TO COME]
Copyright 2002; Medallion Consultants, LLC
(Revised January 20, 2006)

25. APPLICABLE LAW. The laws of the State of Utah shall govern this Agreement,

Made this 13th day of June 2006.

Party receiving services:

Freedom Financial Mortgage Corporation

By: /s/ Robin W. Hunt
(Company's Authorized Signature)
Robin W. Hunt

Party providing services:

Medallion Consultants, LLC.

By: /s/ Brent Watson
(Brent Watson-Marketing Director)

CONSULTING AGREEMENT (MB)	Initials	[SIGNATURE TO COME]
Copyright 2002; Medallion Consultants, LLC
(Revised January 20, 2006)